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                                                                       EXHIBIT 6


                               CONSENT OF TRUSTEE

      Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by American Residential Eagle, Inc. of its Collateralized Callable Mortgage Bonds, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                       FIRST UNION NATIONAL BANK


                                       By:        /s/ Pablo de la Canal
                                          --------------------------------------
                                       Name:      Pablo de la Canal
                                            ------------------------------------
                                       Title:     Vice President
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Dated: May 29, 1998